AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into this 10th day of March, 2008, by and between Bristow Group Inc. (the “Company”), and William E. Chiles, an individual (the “Executive”).  The Company and the Executive are sometimes hereinafter each referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Amended and Restated Employment Agreement (the “Agreement”) on June 6, 2006 but effective as of June 21, 2004, setting forth the terms under which the Company would employ the Executive; and

WHEREAS, the Parties desire to amend the Agreement in writing as provided under Section 9(a) of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows:

1. Amendment of the Agreement.

The Parties agree to modify and amend the Agreement as follows:

1.1 The last sentence of Section 2(b) of the Agreement is hereby amended to read as follows:

“Each such Annual Bonus shall be paid following the end of the fiscal year for which the Annual Bonus is awarded and no later than two and one-half months after the end of the fiscal year for which awarded unless the Executive shall elect to defer the receipt of such Annual Bonus under and in accordance with the Company’s deferred compensation plan.”

1.2 The first clause of Section 4(a)(i) is hereby amended to read as follows:

“The Company shall pay to the Executive in a lump sum in cash, at the time provided in Section 4(d), the aggregate of the following amounts:”

1.3 A new sentence shall be added at the end of Section 4(a)(iii) to read as follows:

“Reimbursement of such medical and dental expenses shall be made on or before the last day of the year following the year in which such expenses were incurred.”

1.4 A new sentence shall be added at the end of Section 4(a)(iv) to read as follows:

“The provision of the Company-paid outplacement services shall not extend beyond the last day of the second year following the year in which the Executive’s termination of employment occurs.”

1.5 A new Section 4(d) shall be added at the end of Section 4 to read as follows:

“(d)  Time and Form of Payment.  Payment of the lump sum payment described in Section 4(a)(i) and of the Accrued Amounts under Sections 4(b) and 4(c) shall be made in a lump sum in cash within 30 days after the Date of Termination, provided that with respect to termination of employment for reasons other than death, the payment at such time can be characterized as a ‘short-term deferral’ for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Executive is a ‘specified employee’ under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Executive’s death or the date that is six months and one day following the Executive’s termination of employment.”

1.6 The third sentence of Section 9(a) of the Agreement is hereby amended and a new sentence is added immediately thereafter to read as follows:

“In the event of a Delaware Proceeding, the Company shall pay all of the Executive’s reasonable travel expenses incurred by him for the Executive’s travel between the Executive’s principal residence and/or principal place of business at such time and Delaware in connection with such Delaware Proceeding, provided that such travel expenses are incurred during the course of the Delaware Proceeding.  Payment or reimbursement of such travel expenses shall be made promptly and in no event later than December 31 of the year following the year in which such expenses were incurred, and the amount of such travel expenses eligible for payment or reimbursement in any year shall not affect the amount of such expenses eligible for payment or reimbursement in any other year.”

1.7 The second sentence of Section 9(g) of the Agreement is hereby amended and a new sentence is added immediately thereafter to read as follows:

“In the event that the validity of this Agreement is challenged (other than by the Executive or the Executive’s representatives), the Executive’s reasonable expenses incurred therewith during the course of such challenge shall be reimbursed by the Company.  Reimbursement of such expenses shall be made promptly and in no event later than December 31 of the year following the year in which such expenses were incurred, and the amount of such expenses eligible for reimbursement in any year shall not affect the amount of such expenses eligible for reimbursement in any other year.”

1.8 A new Section 9(k)(v) shall be added at the end of Section 9(k) to read as follows:

“(v)  Notwithstanding anything to the contrary in the foregoing provisions of this Section 9(k), in no event shall payment of any Gross-Up Payment or any Underpayment be made later than December 31 of the year next following the year in which the Excise Tax is remitted to the taxing authority.  Reimbursement of any costs or expenses incurred by the Executive due to a tax audit or litigation described in Section 9(k)(iii) above shall be made by December 31 of the year following the year in which the taxes that are the subject of the audit or litigation are remitted  to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, by December 31 of the year following the year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.”

1.9 A new second sentence of Section 9(l) shall be added to read as follows:

“The Parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to comply with Code Section 409A to the extent applicable thereto.”

1.10 Section 10(a)(i)(4) of the Agreement is hereby amended to read as follows:

“(4) any accrued but unused vacation allowances for the year in which the Date of Termination occurs, and”

1.11 Section 10(a)(ii)(4) of the Agreement is hereby amended to read as follows:

“(4) any accrued vacation pay to the extent not theretofore paid, and”

1.12 Section 10(aa)(i) of the Agreement is hereby amended to read as follows:

“(i) a material failure by the Company to comply with any of the material provisions regarding the Executive’s position and duties set forth in Section 1 hereof or the Executive’s compensation and benefits set forth in Section 2 hereof, other than (A) an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or (B) to the extent necessary to avoid the imposition of any additional tax under Code Section 409A,”

2. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

3. This Amendment, which may be executed in one or more counterparts, is executed as and shall constitute an amendment to the Agreement and shall be construed in connection with and as a part of the Agreement.  Except as amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect.

4. This Amendment embodies the entire agreement and understanding between the Parties related to the subject matter hereof and supersedes and replaces any other agreement or understanding between the Parties regarding the subject matter of this Amendment, whether written or oral, prior to this Amendment.  This Amendment may not be modified, amended, varied or supplemented except by an instrument in writing signed by the Company and the Executive.

5. This Amendment shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws rule or provision.

IN WITNESS WHEREOF, each Party has executed this Amendment effective as of the date first written above.

BRISTOW GROUP INC.

By:	/s/Perry L. Elders
Name:	Perry L. Elders
Title	Executive Vice President and
Chief Financial Officer
/s/ William E. Chiles
William E. Chiles